UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2004

PINNACLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California	000-24784	94-3003809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 North Bernardo Avenue

Mountain View, California 94043

(Address of principal executive offices, including zip code)

(650) 526-1600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On November 17, 2004, Pinnacle Systems, Inc. (“Pinnacle”) entered into two confidential settlement agreements with Athle-Tech Computer Systems, Incorporated (“Athle-Tech”) in settlement of the ongoing litigation of two claims filed by Athle-Tech in the Sixth Judicial Circuit Court for Pinellas County, Florida in August 2000 (the “2000 Lawsuit”) and March 2004 (the “2004 Lawsuit”). The parties have filed a Stipulation of Dismissal of Appeal and Withdrawal of all Pending Motions for Rehearing and for entry of final judgment in accordance with the Appeals Court’s decision dated October 13, 2004, in the 2000 Lawsuit. The parties have also filed a Stipulation of Voluntary Dismissal With Prejudice of Defendants Montage Group, Ltd. Digital Editing Services, Inc. n/k/a/ 1117 Acquisition Corp., and Pinnacle Systems, Inc. in the 2004 Lawsuit.

As a result of the settlement agreements, Pinnacle expects to reverse approximately $3 million of the $14.2 million litigation expenses it had previously accrued during the three months ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE SYSTEMS, INC.

By:	/s/ Scott E. Martin
Scott E. Martin
Senior Vice President, Human Resources
and Legal

Date: November 23, 2004